McLaughlin & Stern, LLP
260 Madison Avenue, 18th Floor
New York, New York 10016
(212) 448-1100

                                                              February 6, 1998

Unites States Securities
   and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                  Re: Ionic Fuel Technology, Inc. ("Company")

Gentlemen:

Reference is made to the registration statement ("Registration Statement") on Form S-3, filed the date hereof with the Securities and Exchange Commission by the Company.

We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws and amendments thereto of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

       Based on the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2. The 12,000 shares of the Company's Common Stock which are being offered for sale by the Selling Stockholders have been duly and validly authorized and issued and are fully paid and non-assessable.

3. The 600,000 shares of Common Stock issuable upon the exercise of 1,200,000 outstanding Series A Warrants; the 600,000 shares of Common Stock issuable upon the exercise of 1,200,000 outstanding Series B Warrants; the 150,000 shares of Common Stock issuable upon the exercise of certain other outstanding warrants and the 63,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrant have been duly and validly authorized and when paid for will be fully paid and non-assessable.

4. The 63,000 Series A Warrants exercisable to purchase 31,500 shares of Common Stock and the 63,000 Series B Warrants exercisable to purchase 31,500 shares of Common Stock which are being offered for sale by the Selling Stockholders have been duly and validly authorized and are exercisable in accordance with their

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terms. The aggregate of 63,000 shares of Common Stock issuable upon the exercise of the Series A and Series B Warrants have been duly and validly authorized and when paid for will be fully paid and non-assessable.ants have been duly and validly authorized and when paid for will be fully paid and non-assessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                                    Very truly yours,



                                                     McLAUGHLIN & STERN, LLP